PROSPECTUS SUPPLEMENT DATED November 13, 2012
(To Prospectus dated June 10, 2005)
Registration Statement No. 333-125065
Rule 424(b)(3)

13,144,948 Shares
Taubman Centers, Inc.
Common Stock
This Prospectus Supplement relates to the potential offer and sale, from time to time, by the Selling Shareholders, of up to 13,144,948 shares of our common stock, if and to the extent that such Selling Shareholders exchange their units of partnership interest in The Taubman Realty Group Limited Partnership, or TRG, for shares of our common stock. This Prospectus Supplement updates certain information included in our Prospectus dated June 10, 2005, as amended and supplemented (the “Prospectus”), and should be read together with the Prospectus, which is to be delivered with this Prospectus Supplement.
The table of Selling Shareholders appearing on page 7 of the Prospectus is hereby revised as follows:
1.    A portion of the shares held by the Bonnie Ann Larson Revocable Trust were transferred to Carleton College. The information included in the table of Selling Shareholders for the Bonnie Ann Larson Revocable Trust is hereby replaced with the information set forth in the table below.

Name of Selling Shareholder	Number of Shares Owned Prior to the Offering (1)(2)	Number of Shares That May Be Offered Hereby (1)	Shares Owned After the Offering
			Number (2)	Percent of Class
Bonnie Ann Larson Revocable Trust	111,099	111,092	7	*
Carleton College	─	5,092	─	*